Exhibit 99.1

ViewRay Announces Preliminary Third Quarter 2019 Results

and Details of Upcoming Conference Call

CLEVELAND, Ohio, October 15, 2019—ViewRay, Inc. (NASDAQ: VRAY) today announced preliminary results for the third quarter 2019. The preliminary results have not been audited and are subject to change.

Selected Third Quarter Preliminary Results:

•

Total revenue of $20.9 million in the third quarter of 2019, primarily from three revenue units, compared to total revenue of $17.7 million, primarily from three revenue units, in the third quarter of 2018.

•

Received 8 new orders for MRIdian systems, including 3 upgrades, totaling approximately $35 million in the third quarter of 2019, compared to orders totaling approximately $36 million in the third quarter of 2018.

•	Total backlog grew to approximately $231 million as of September 30, 2019.

•	Cash and cash equivalents were approximately $92 million as of September 30, 2019.

•	The Company reaffirmed its full year 2019 guidance of revenue in the range of $80-95 million, and cash use in the range of $80-90 million.

“I am pleased with the progress our team is making on the commercial, clinical, and innovation fronts,” said Scott Drake, President and CEO. “With our customers, we are driving a paradigm shift in how radiation therapy is delivered and treating patients that, without MRIdian, had no other treatment options. Customers ranging from large academic centers to free-standing clinics are responding to our value proposition. We look forward to discussing our third quarter results on our November earnings call.”

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Tuesday, November 12, 2019 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525 -7129 for international callers. The conference ID number is 8250536. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until November 19, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 8250536.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay's financial guidance for the full year 2019 and ViewRay's conference call to discuss its third quarter results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay's products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its 2019 Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com